Frontier Airlines Reports Second Quarter 2023 Financial Results
DENVER - August 1, 2023 - Frontier Group Holdings, Inc. (Nasdaq: ULCC), parent company of Frontier Airlines, Inc., today reported financial results for the second quarter of 2023 and issued guidance for the third quarter and full year 2023.
Second Quarter 2023 Summary:
•Achieved total operating revenues of $967 million, six percent higher than the 2022 quarter
•Cost per available seat mile ("CASM") improved 20 percent over the 2022 quarter
•Adjusted CASM (excluding fuel), a non-GAAP measure, improved 5 percent over the 2022 quarter
•Realized a pre-tax margin of 9.1 percent, a post-pandemic record
•Generated ancillary revenue of $80 per passenger, $5 higher per passenger than the 2022 quarter
•Utilization averaged 11.5 hours per day
•Ended the quarter with $780 million of unrestricted cash and cash equivalents
•Took delivery of three A321neo aircraft during the second quarter, increasing the proportion of the fleet comprised of the more fuel-efficient A320neo family aircraft to 75 percent as of June 30, 2023, the highest of all major U.S. carriers
•Generated 103 available seat miles (“ASM”) per gallon, reaffirming Frontier's position as the most fuel-efficient of all major U.S. carriers and its ongoing commitment to being “America's Greenest Airline” as measured by ASMs per fuel gallon consumed
•Executed an agreement with CleanJoule to purchase up to 30 million gallons of sustainable aviation fuel, further demonstrating the Company's commitment to reduce carbon emissions in air transportation
•Launched 26 new routes during the quarter, including new routes from Atlanta, Baltimore, Chicago Midway, Cleveland, Detroit, Houston, Orlando, San Juan, St. Thomas and Tampa, giving customers greater access to Frontier's Low Fares Done Right
“Results this quarter reflect strong execution by Team Frontier. Our earnings before tax delivered our highest post-pandemic, pre-tax margin on 36 percent capacity growth and 35 additional aircraft compared to the 2019 quarter, and we delivered a 5 percent improvement in non-fuel adjusted unit costs over the prior year quarter," commented Barry Biffle, President and CEO. "I'm proud of the strong work ethic of Team Frontier employees as we managed through the challenging conditions presented by June weather. We are focused on delivering Low Fares Done Right, including sustaining our cost advantage over the industry as we grow the airline.”

Second Quarter 2023 Select Financial Highlights
The following is a summary of second quarter select financial results, including both GAAP and adjusted (non-GAAP) metrics. Refer to “Reconciliations of Non-GAAP Financial Information” in the appendix of this release.

(unaudited, in millions, except for percentages)
	Three Months Ended June 30,
	2023		2022
	As Reported (GAAP)	Adjusted (Non-GAAP)	As Reported (GAAP)	Adjusted (Non-GAAP)
Total operating revenues	$967	$967	$909	$909
Total operating expenses	$888	$888	$902	$885
Pre-tax income	$88	$88	$8	$25
Pre-tax income margin	9.1%	9.1%	0.9%	2.8%
Net income	$71	$71	$13	$20
Diluted earnings (loss) per share	$0.31	$0.31	$0.06	$0.09
Revenue Performance
Total operating revenue for the second quarter of 2023 was $967 million, reflecting a revenue per available seat mile (“RASM”) of 10.4 cents, on capacity growth of 23 percent as compared to the 2022 quarter. The RASM decrease from 12.0 cents in 2022 was driven by a nine percent decrease in revenue per passenger to $127 and stage length, which was eight percent higher, partially offset by a one percentage-point increase in load factor to 85.3 percent, all compared to the 2022 quarter.
Ancillary revenue per passenger for the second quarter was $80, six percent higher than the 2022 quarter.
Cost Performance
Total operating expenses for the second quarter of 2023 were $888 million, including $244 million of fuel expenses at an average cost of $2.69 per gallon. Adjusted (non-GAAP) total operating expenses (excluding fuel) were $644 million.
CASM was 9.51 cents in the second quarter of 2023, 20 percent lower than the 2022 quarter. CASM (excluding fuel), a non-GAAP measure, was 6.90 cents, eight percent lower than the 2022 quarter.
Earnings
Pre-tax income for the second quarter of 2023 was $88 million, reflecting a margin of 9.1 percent.
Net income for the second quarter of 2023 was $71 million.
Cash and Liquidity
Unrestricted cash and cash equivalents as of June 30, 2023 was $780 million.

Fleet
As of June 30, 2023, Frontier had a fleet of 126 Airbus single-aisle aircraft, as scheduled below, all financed through operating leases that expire between 2023 and 2035.

Equipment	Quantity	Seats
A320neo	82	186
A320ceo	10	180 - 186
A321ceo	21	230
A321neo	13	240
Total fleet	126
Frontier is “America's Greenest Airline” measured by ASMs per fuel gallon consumed. During the second quarter of 2023, Frontier generated 103 ASMs per gallon.
Frontier took delivery of three A321neo aircraft during the second quarter of 2023, increasing the proportion of the fleet comprised of the more fuel-efficient A320neo family aircraft to 75 percent as of June 30, 2023, the highest of all major U.S. carriers. The A321neo is expected to unlock meaningful scale efficiencies by way of fuel savings and higher average seats per departure. As of June 30, 2023, approximately 70 percent of future committed aircraft deliveries, including direct leases, are for A321neo aircraft. As of June 30, 2023, the Company had commitments for an additional 222 aircraft to be delivered through 2029, including purchase commitments for 67 A320neo aircraft and 150 A321neo aircraft as well as commitments for another 5 A321neo aircraft through direct leases.

Forward Guidance
The guidance provided below is based on the Company's current estimates and is not a guarantee of future performance. This guidance is subject to significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the Company's reports on file with the Securities and Exchange Commission (the "SEC"). Frontier undertakes no duty to update any forward-looking statements or estimates, except as required by applicable law. Further, this guidance excludes special items and the reconciliation of non-GAAP measures to the comparable GAAP measures because such amounts cannot be determined at this time.
Looking forward, the Company expects third-quarter capacity to grow by 21 to 23 percent over the comparable 2022 quarter and full-year capacity to grow 19 to 21 percent over the prior year. Third quarter adjusted (non-GAAP) pre-tax margin (excluding special items) is expected to be 4 to 7 percent, and the full year 2023 adjusted (non-GAAP) pre-tax margin (excluding special items) is expected to be 4 to 6 percent. These ranges reflect the impact of weather-related cancellations in the third quarter, slightly higher fuel cost per gallon than previous guidance, and a moderation in average fares caused primarily by a shift in demand to competing long-haul international destinations.
The current forward guidance estimates for the third quarter 2023 and full-year 2023 are presented in the following table:

Third Quarter
2023(a)
Capacity growth (versus 3Q 2022)(b)	21% to 23%
Adjusted (non-GAAP) total operating expenses (excluding fuel) ($ millions)(c)	$650 to $665
Average fuel cost per gallon(d)	$2.80 to $2.90
Effective tax rate	22%
Adjusted (non-GAAP) pre-tax margin	4% to 7%

Full Year
2023(a)
Capacity growth (versus 2022)(b)	19% to 21%
Adjusted (non-GAAP) total operating expenses (excluding fuel) ($ millions)(c)	$2,535 to $2,585
Average fuel cost per gallon(d)	$2.90 to $3.00
Effective tax rate	22%
Adjusted (non-GAAP) pre-tax margin	4% to 6%
Pre-delivery deposits, net of refunds ($ millions)	$100 to $160
Other capital expenditures ($ millions)(e)	$135 to $155
_________________
(a)Includes guidance on certain non-GAAP measures, including adjusted total operating expenses (excluding fuel) and adjusted pre-tax margin, and which excludes, among other things, special items. The Company is unable to reconcile these forward-looking projections to GAAP as the nature or amount of such special items cannot be determined at this time.
(b)Given the dynamic nature of the current demand environment, actual capacity adjustments made by the Company may be materially different than what is currently expected.
(c)Amount estimated excludes fuel expense and special items, the latter of which are not estimable at this time. The amount takes into consideration the additional expected capacity and the Company's continued investment in the post-pandemic recovery.
(d)Estimated fuel cost per gallon is based upon the blended jet fuel curve on July 24, 2023 and is inclusive of estimated fuel taxes and into-plane fuel costs.
(e)Other capital expenditures estimate includes capitalized heavy maintenance.

Conference Call
The Company will host a conference call to discuss second quarter 2023 results today, August 1, 2023, at 4:30 p.m. Eastern Time (USA). Investors may listen to a live, listen-only webcast available on the investor relations section of the Company's website at https://ir.flyfrontier.com/news-and-events/events. The call will also be archived and available for 90 days on the investor relations section of the Company's website.
About Frontier Airlines
Frontier Airlines, Inc., a subsidiary of Frontier Group Holdings, Inc. (Nasdaq: ULCC), is committed to “Low Fares Done Right.” Headquartered in Denver, Colorado, the Company operates 126 A320 family aircraft and has the largest A320neo family fleet in the U.S. The use of these aircraft, along with Frontier’s high-density seating configuration and weight-saving initiatives, have contributed to Frontier’s continued ability to be the most fuel-efficient of all major U.S. carriers when measured by ASMs per fuel gallon consumed. With more than 220 new Airbus planes on order, including direct leases, Frontier will continue to grow to deliver on the mission of providing affordable travel across America.
Cautionary Statement Regarding Forward-Looking Statements and Information
Certain statements in this release should be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Words such as “expects,” “will,” “plans,” “intends,” “anticipates,” “indicates,” “remains,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “goals,” “targets” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law.
Actual results could differ materially from these forward-looking statements due to numerous risks and uncertainties relating to the Company's operations and business environment including, without limitation, the following: unfavorable economic and political conditions in the states where the Company operates and globally, including an inflationary environment and potential recession, and the resulting impact on cost inputs and/or consumer demand for air travel; the highly competitive nature of the global airline industry and susceptibility of the industry to price discounting and changes in capacity; the Company's ability to attract and retain qualified personnel at reasonable costs; the potential future impacts of the COVID-19 pandemic, and possible outbreaks of another disease or similar public health threat in the future, on the Company’s business, operating results, financial condition, liquidity and near-term and long-term strategic operating plan, including possible additional adverse impacts resulting from the duration and spread of the pandemic; high and/or volatile fuel prices or significant disruptions in the supply of aircraft fuel, including as a result of the war between Russia and Ukraine; the Company's reliance on technology and automated systems to operate its business and the impact of any significant failure or disruption of, or failure to effectively integrate and implement, the technology or systems; the Company’s reliance on third-party service providers and the impact of any failure of these parties to perform as expected, or interruptions in the Company's relationships with these providers or their provision of services; adverse publicity and/or harm to the Company's brand or reputation; reduced travel demand and potential tort liability as a result of an accident, catastrophe or incident involving the Company, its codeshare partners or another airline; terrorist attacks, international hostilities or other security events, or the fear of terrorist attacks or hostilities, even if not made directly on the airline industry; increasing privacy and data security obligations or a significant data breach; further changes to the airline industry with respect to alliances and joint business arrangements or due to consolidations; changes in the Company's network strategy or other factors outside its control resulting in less economic aircraft orders, costs related to modification or termination of aircraft orders or entry into less favorable aircraft orders; the Company's reliance on a single supplier for its aircraft and two suppliers for its engines, and the impact of any failure to obtain timely deliveries, additional equipment or support from any of these suppliers; the impacts of union disputes, employee strikes or slowdowns, and other labor-related disruptions on the Company's operations; extended interruptions or disruptions in service at major airports where the Company operates; the impacts of seasonality and other factors associated with the airline industry; the Company's failure to realize the full value of its intangible assets or its long-lived assets, causing the Company to record impairments; the costs of compliance with extensive government regulation of the airline industry; costs, liabilities and risks associated with environmental regulation and climate change; the Company's inability to accept or integrate new aircraft into the Company's fleet as planned; the impacts of the Company's significant amount of financial leverage from fixed obligations, the possibility the Company may seek material amounts of additional financial liquidity in the short-term and the impacts of insufficient liquidity on the Company's financial condition and business; failure to comply with the covenants in the Company's financing agreements or failure to comply with financial and other covenants governing the Company's other debt; changes in, or failure to retain, the Company's senior management team or other key employees; current or future litigation and regulatory actions, or failure to comply with the terms of any settlement, order or arrangement relating to these actions; increases in insurance costs or inadequate insurance coverage; and other risks and uncertainties set forth from time to time under sections captioned “Risk Factors” in the Company's reports and other documents filed with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 22, 2023.

Frontier Group Holdings, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in millions, except share and per share amounts)

	Three Months Ended June 30,		Percent Change	Six Months Ended June 30, 2023		Percent Change
	2023	2022	2023 vs. 2022	2023	2022	2023 vs. 2022
Operating revenues:
Passenger	$945	$890	6%	$1,775	$1,478	20%
Other	22	19	16%	40	36	11%
Total operating revenues	967	909	6%	1,815	1,514	20%

Operating expenses:
Aircraft fuel	244	335	(27)%	536	550	(3)%
Salaries, wages and benefits	211	174	21%	414	346	20%
Aircraft rent	148	133	11%	279	261	7%
Station operations	124	120	3%	248	225	10%
Sales and marketing	44	46	(4)%	84	78	8%
Maintenance, materials and repairs	52	31	68%	97	65	49%
Depreciation and amortization	12	15	(20)%	23	28	(18)%
Transaction and merger-related costs	—	9	N/M	1	20	(95)%
Other operating	53	39	36%	79	87	(9)%
Total operating expenses	888	902	(2)%	1,761	1,660	6%
Operating income (loss)	79	7	1029%	54	(146)	N/M
Other income (expense):
Interest expense	(7)	(3)	133%	(13)	(12)	8%
Capitalized interest	6	2	200%	12	3	300%
Interest income and other	10	2	400%	18	2	800%
Total other income (expense)	9	1	800%	17	(7)	N/M
Income (loss) before income taxes	88	8	1000%	71	(153)	N/M
Income tax expense (benefit)	17	(5)	N/M	13	(45)	N/M
Net income (loss)	$71	$13	446%	$58	$(108)	N/M
Earnings (loss) per share:
Basic (a)	$0.32	$0.06	433%	$0.26	$(0.49)	N/M
Diluted (a)	$0.31	$0.06	417%	$0.26	$(0.49)	N/M

Weighted-average common shares outstanding:
Basic (a)	219,402,647	217,602,480	1%	218,792,850	217,438,904	1%
Diluted (a)	220,425,659	218,936,545	1%	220,223,273	217,438,904	1%
__________________
N/M = Not meaningful
(a)In periods of net income, the dilutive impact of the 3.1 million warrants outstanding relating to funding provided pursuant to the CARES Act and related legislation, any non-participating options and unvested restricted stock units are included in the diluted earnings per share calculations. In addition, most of the Company's 5.3 million outstanding options are participating securities and are therefore not expected to be part of the Company's diluted share count under the two-class method until they are exercised, but, in periods of net income, are included as an adjustment to the numerator of the Company's earnings per share calculation as they are eligible to participate in the Company's earnings. The participating securities impact has been subtracted from periods presented with positive net income in the computation of basic and diluted earnings per share.

Frontier Group Holdings, Inc. Selected Operating Statistics (unaudited)
	Three Months Ended June 30,		Percent Change	Six Months Ended June 30,		Percent Change
	2023	2022	2023 vs. 2022	2023	2022	2023 vs. 2022
Available seat miles (ASMs) (millions)	9,337	7,594	23%	18,112	15,036	20%
Departures	45,408	40,829	11%	88,120	79,413	11%
Average stage length (miles)	1,038	960	8%	1,045	977	7%
Block hours	128,854	109,074	18%	251,824	215,611	17%
Average aircraft in service	123	110	12%	122	110	11%
Aircraft – end of period	126	114	11%	126	114	11%
Average daily aircraft utilization (hours)	11.5	10.9	6%	11.4	10.8	6%
Passengers (thousands)	7,596	6,518	17%	14,422	11,946	21%
Average seats per departure	198	193	3%	197	193	2%
Revenue passenger miles (RPMs) (millions)	7,964	6,388	25%	15,226	11,912	28%
Load Factor	85.3%	84.1%	1.2 pts	84.1%	79.2%	4.9 pts
Fare revenue per passenger ($)	47.59	64.44	(26)%	46.05	54.33	(15)%
Non-fare passenger revenue per passenger ($)	76.89	72.01	7%	77.06	69.36	11%
Other revenue per passenger ($)	2.75	2.95	(7)%	2.72	3.02	(10)%
Total ancillary revenue per passenger ($)	79.64	74.96	6%	79.78	72.38	10%
Total revenue per passenger ($)	127.23	139.40	(9)%	125.83	126.71	(1)%
Total revenue per available seat mile (RASM) (¢)	10.35	11.97	(14)%	10.02	10.07	—%
Cost per available seat mile (CASM) (¢)	9.51	11.87	(20)%	9.72	11.04	(12)%
CASM (excluding fuel) (¢)	6.90	7.46	(8)%	6.77	7.38	(8)%
CASM + net interest (¢)	9.41	11.87	(21)%	9.63	11.09	(13)%
Adjusted CASM (¢)	9.51	11.65	(18)%	9.71	10.85	(11)%
Adjusted CASM (excluding fuel) (¢)	6.90	7.24	(5)%	6.76	7.19	(6)%
Adjusted CASM + net interest (¢)	9.41	11.64	(19)%	9.62	10.85	(11)%
Fuel cost per gallon ($)	2.69	4.41	(39)%	3.06	3.72	(18)%
Fuel gallons consumed (thousands)	90,379	76,000	19%	174,966	147,993	18%
Full-time equivalent employees (FTEs)	6,692	5,712	17%	6,692	5,712	17%

Reconciliations of Non-GAAP Financial Information
The Company is providing below a reconciliation of GAAP financial information to the non-GAAP financial information provided. The non-GAAP financial information is included to provide supplemental disclosures because the Company believes they are useful additional indicators of, among other things, its operating and cost performance. These non-GAAP financial measures have limitations as analytical tools. Because of these limitations, determinations of the Company’s operating performance or CASM excluding unrealized gains and losses, special items or other items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. These non-GAAP financial measures may be presented on a different basis than other companies using similarly titled non-GAAP financial measures.

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Pre-tax Income (Loss)
($ in millions) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss), as reported	$71	$13	$58	$(108)

Non-GAAP Adjustments:
Salaries, wages and benefits
Collective bargaining contract ratification(a)	—	1	—	1
Depreciation and amortization
Asset impairment(b)	—	7	—	7
Other operating expenses
Transaction and merger-related costs(c)	—	9	1	20
Interest expense
CARES Act – write-off of deferred financing costs due to paydown of loan(d)	—	—	—	7
Pre-tax impact	—	17	1	35

Tax benefit (expense), non-GAAP	—	(10)	—	(16)
Net income (loss) impact	—	7	1	19

Adjusted net income (loss), non-GAAP(e)	$71	$20	$59	$(89)

Income (loss) before income taxes, as reported	$88	$8	$71	$(153)
Pre-tax impact	—	17	1	35
Adjusted pre-tax income (loss), non-GAAP(e)	$88	$25	$72	$(118)
__________________
(a)Represents $1 million of costs related to the collective bargaining contract ratification costs earned through May 2023 and committed to by us as part of an agreement with the union representing our aircraft technicians that was ratified and became effective in May 2022.
(b)Represents a write-off of capitalized software development costs as a result of a termination of a vendor arrangement.
(c)For the six months ended June 30, 2023, adjustments primarily represent $1 million in employee retention costs incurred in connection with the terminated merger with Spirit Airlines, Inc. For the three months ended June 30, 2022, adjustments represent $5 million in employee retention costs and $4 million in transaction costs, including banking, legal and accounting fees, incurred in connection with the terminated merger with Spirit. For the six months ended June 30, 2022, adjustments represent $12 million in transaction costs, including banking, legal and accounting fees, and $8 million in employee retention costs incurred in connection with the terminated merger with Spirit
(d)On February 2, 2022, the Company repaid the loan under its facility with the U.S. Department of the Treasury, which resulted in a one-time write-off of the remaining $7 million in unamortized deferred financing costs. This amount is a component of interest expense.

(e)Adjusted net income (loss) and adjusted pre-tax income (loss) are included as a supplemental disclosure because the Company believes they are useful indicators of its operating performance. Derivations of net income and pre-tax income are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the airline industry.
Adjusted net income (loss) and adjusted pre-tax income (loss) have limitations as analytical tools. Adjusted net income (loss) and adjusted pre-tax income (loss) do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of the Company's ongoing operations and do not reflect the Company's cash expenditures, or future requirements, for capital expenditures or contractual commitments, and other companies in the industry may calculate adjusted net income (loss) and adjusted pre-tax income (loss) differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, adjusted net income (loss) and adjusted pre-tax income (loss) should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of adjusted net income (loss) and adjusted pre-tax income (loss), including adjusted pre-tax margin, are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of net income, including adjusted net income (loss) and adjusted pre-tax income (loss), as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, adjusted net income (loss) and adjusted pre-tax income (loss) have significant limitations which affect their use as indicators of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.
Reconciliation of Total Operating Expenses to Total Operating Expenses (excluding fuel), Adjusted Total Operating Expenses and Adjusted Total Operating Expenses (excluding fuel)
($ in millions) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Total operating expenses, as reported(a)	$888	$902	$1,761	$1,660
Transaction and merger-related costs	—	(9)	(1)	(20)
Asset impairment	—	(7)	—	(7)
Collective bargaining contract ratification	—	(1)	—	(1)
Adjusted total operating expenses, non-GAAP(b)	888	885	1,760	1,632
Aircraft fuel	(244)	(335)	(536)	(550)
Adjusted total operating expenses (excluding fuel), non-GAAP(b)	$644	$550	$1,224	$1,082

Total operating expenses, as reported	$888	$902	$1,761	$1,660
Aircraft fuel	(244)	(335)	(536)	(550)
Total operating expenses (excluding fuel)(b)	$644	$567	$1,225	$1,110
__________________
(a)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Pre-tax Income (Loss)” above for discussion on adjusting items.
(b)Total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) are included as supplemental disclosures because the Company believes they are useful indicators of its operating performance. Derivations of total operating expenses are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the airline industry.
Total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) have limitations as analytical tools and other companies in the industry may calculate total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of total operating expenses, including total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) have significant limitations which affect their use as an indicator of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.

Reconciliation of Net Income (Loss) to EBITDA and EBITDAR and to Adjusted EBITDA and Adjusted EBITDAR
($ in millions) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss)	$71	$13	$58	$(108)
Plus (minus):
Interest expense	7	3	13	12
Capitalized interest	(6)	(2)	(12)	(3)
Interest income and other	(10)	(2)	(18)	(2)
Income tax expense (benefit)	17	(5)	13	(45)
Depreciation and amortization	12	15	23	28
EBITDA(a)	91	22	77	(118)
Plus: Aircraft rent	148	133	279	261
EBITDAR(b)	$239	$155	$356	$143

EBITDA	$91	$22	$77	$(118)
Plus (minus)(c):
Transaction and merger-related costs	—	9	1	20
Collective bargaining contract ratification	—	1	—	1
Adjusted EBITDA(a)	91	32	78	(97)
Plus: Aircraft rent	148	133	279	261
Adjusted EBITDAR(b)	$239	$165	$357	$164
__________________
(a)EBITDA and adjusted EBITDA are included as supplemental disclosures because the Company believes they are useful indicators of its operating performance. Derivations of EBITDA are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the industry.
EBITDA and adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; the Company's cash expenditures, or future requirements, for capital expenditures or contractual commitments; changes in, or cash requirements for, the Company's working capital needs; or the interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's indebtedness or possible cash requirements related to its warrants. Further, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in the airline industry may calculate EBITDA and adjusted EBITDA differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, EBITDA and adjusted EBITDA should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of EBITDA and adjusted EBITDA are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of EBITDA, including adjusted EBITDA, as presented may not be directly comparable to similarly titled measures presented by other companies.
For the foregoing reasons, each of EBITDA and adjusted EBITDA have significant limitations which affect its use as an indicator of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.
(b)EBITDAR and adjusted EBITDAR are included as supplemental disclosures because the Company believes they are useful solely as valuation metrics for airlines as their calculations isolate the effects of financing in general, the accounting effects of capital spending and acquisitions (primarily aircraft, which may be acquired directly, directly subject to acquisition debt, by capital lease or by operating lease, each of which is presented differently for accounting purposes), and income taxes, which may vary significantly between periods and for different airlines for reasons unrelated to the underlying value of a particular airline. However, EBITDAR and adjusted EBITDAR are not determined in accordance with GAAP, are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, EBITDAR and adjusted EBITDAR, as presented, may not be directly comparable to similarly titled measures presented by other companies. In addition, EBITDAR and adjusted EBITDAR should not be viewed as a measure of overall performance since they exclude aircraft rent, which is a normal, recurring cash operating expense that is necessary to operate the business. Accordingly, you are cautioned not to place undue reliance on this information.
(c)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Pre-tax Income (Loss)” above for discussion on adjusting items.

Reconciliation of CASM to CASM (excluding fuel), Adjusted CASM (excluding fuel), Adjusted CASM, Adjusted CASM including net interest and CASM including net interest
(unaudited)

	Three Months Ended June 30,
	2023		2022
	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)
CASM(a)(b)		9.51		11.87
Aircraft fuel	(244)	(2.61)	(335)	(4.41)
CASM (excluding fuel)(c)		6.90		7.46
Transaction and merger-related costs	—	—	(9)	(0.12)
Asset impairment	—	—	(7)	(0.09)
Collective bargaining contract ratification	—	—	(1)	(0.01)
Adjusted CASM (excluding fuel)(c)		6.90		7.24
Aircraft fuel	244	2.61	335	4.41
Adjusted CASM(d)		9.51		11.65
Net interest expense (income)	(9)	(0.10)	(1)	(0.01)
Adjusted CASM + net interest(e)		9.41		11.64

CASM		9.51		11.87
Net interest expense (income)	(9)	(0.10)	(1)	—
CASM + net interest(e)		9.41		11.87
_______________________
(a)Cost per ASM figures may not recalculate due to rounding.
(b)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Pre-tax Income (Loss)” above for discussion on adjusting items.
(c)CASM (excluding fuel) and adjusted CASM (excluding fuel) are included as supplemental disclosures because the Company believes that excluding aircraft fuel is useful to investors as it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. The price of fuel, over which the Company has limited control, impacts the comparability of period-to-period financial performance, and excluding allows management an additional tool to understand and analyze the Company's non-fuel costs and core operating performance, and increases comparability with other airlines that also provide a similar metric. CASM (excluding fuel) and adjusted CASM (excluding fuel) are not determined in accordance with GAAP and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(d)Adjusted CASM is included as supplemental disclosure because the Company believes it is a useful metric to properly compare the Company’s cost management and performance to other peers, as derivations of adjusted CASM are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the airline industry. Additionally, the Company believes this metric is useful because it removes certain items that may not be indicative of base operating performance or future results. Adjusted CASM is not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(e)Adjusted CASM including net interest and CASM including net interest are included as supplemental disclosures because the Company believes they are useful metrics to properly compare its cost management and performance to other peers that may have different capital structures and financing strategies, particularly as it relates to financing primary operating assets such as aircraft and engines. Additionally, the Company believes these metrics are useful because they remove certain items that may not be indicative of base operating performance or future results. Adjusted CASM including net interest and CASM including net interest are not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Reconciliation of CASM to CASM (excluding fuel), Adjusted CASM (excluding fuel), Adjusted CASM, Adjusted CASM including net interest and CASM including net interest
(unaudited)

	Six Months Ended June 30,
	2023		2022
	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)
CASM(a)(b)		9.72		11.04
Aircraft fuel	(536)	(2.95)	(550)	(3.66)
CASM (excluding fuel)(c)		6.77		7.38
Transaction and merger-related costs	(1)	(0.01)	(20)	(0.13)
Asset impairment	—	—	(7)	(0.05)
Collective bargaining contract ratification	—	—	(1)	(0.01)
Adjusted CASM (excluding fuel)(c)		6.76		7.19
Aircraft fuel	536	2.95	550	3.66
Adjusted CASM(d)		9.71		10.85
Net interest expense (income)	(17)	(0.09)	7	0.05
CARES Act – write-off of deferred financing costs due to paydown of loan	—	—	(7)	(0.05)
Adjusted CASM + net interest(e)		9.62		10.85

CASM		9.72		11.04
Net interest expense (income)	(17)	(0.09)	7	0.05
CASM + net interest(e)		9.63		11.09
_______________________
(a)Cost per ASM figures may not recalculate due to rounding.
(b)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Pre-tax Income (Loss)” above for discussion on adjusting items.
(c)CASM (excluding fuel) and adjusted CASM (excluding fuel) are included as supplemental disclosures because the Company believes that excluding aircraft fuel is useful to investors as it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. The price of fuel, over which the Company has limited control, impacts the comparability of period-to-period financial performance, and excluding allows management an additional tool to understand and analyze the Company's non-fuel costs and core operating performance, and increases comparability with other airlines that also provide a similar metric. CASM (excluding fuel) and adjusted CASM (excluding fuel) are not determined in accordance with GAAP and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(d)Adjusted CASM is included as supplemental disclosure because the Company believes it is a useful metric to properly compare the Company’s cost management and performance to other peers, as derivations of adjusted CASM are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the airline industry. Additionally, the Company believes this metric is useful because it removes certain items that may not be indicative of base operating performance or future results. Adjusted CASM is not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(e)Adjusted CASM including net interest and CASM including net interest are included as supplemental disclosures because the Company believes they are useful metrics to properly compare its cost management and performance to other peers that may have different capital structures and financing strategies, particularly as it relates to financing primary operating assets such as aircraft and engines. Additionally, the Company believes these metrics are useful because they remove certain items that may not be indicative of base operating performance or future results. Adjusted CASM including net interest and CASM including net interest are not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Reconciliation of Net Income (Loss) per Share to Adjusted Net Income (Loss) per Share
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss) per share, diluted, as reported(a)(b)	$0.31	$0.06	$0.26	$(0.49)
Transaction and merger-related costs	—	0.04	—	0.09
Asset Impairment	—	0.03	—	0.03
CARES Act — write-off of deferred financing costs due to paydown of loan	—	—	—	0.03
Tax benefit (expense) related to non-GAAP adjustments	—	(0.04)	—	(0.07)
Adjusted net income (loss) per share, diluted, non-GAAP(c)	$0.31	$0.09	$0.26	$(0.41)
______________________
(a)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Pre-tax Income (Loss)” above for discussion on adjusting items.
(b)Cost per share figures may not recalculate due to rounding.
(c)Adjusted net income (loss) per share is included as a supplemental disclosure because we believe it is a useful indicator of our operating performance. Derivations of net income are well-recognized performance measurements in the airline industry that are frequently used by our management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in our industry.
Adjusted net income (loss) per share has limitations as an analytical tool. Adjusted net income (loss) per share does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments, and other companies in our industry may calculate Adjusted net income (loss) per share differently than we do, limiting its usefulness as a comparative measure. Because of these limitations, Adjusted net income (loss) per share should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of adjusted net income are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of net income, including Adjusted net income (loss) per share, as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, Adjusted net income (loss) per share has significant limitations which affect its use as an indicator of our profitability. Accordingly, you are cautioned not to place undue reliance on this information.

Contacts:

Jennifer F. de la Cruz Corporate Communications Email: JenniferF.DeLaCruz@flyfrontier.com Phone: 720.374.4207	David Erdman Investor Relations Email: David.Erdman@flyfrontier.com Phone: 720.798.5886